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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Countrywide Financial Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-147438, 333-131707; 333-131707-01; 333-131707-02; 333-131707-03; 333-114270; 333-114270-01; 333-114270-02; 333-114270-03; 333-72484; 333-06473) on Form S-3 and (Nos. 333-142887, 333-136401; 333-118363; 333-112994; 333-107649; 333-106560; 333-73089; 333-75990; 333-47096; 333-47128; 333-87417; 333-66095; 333-08638; 33-69498; and 33-17271) on Form S-8 of Countrywide Financial Corporation of our reports dated February 28, 2008, with respect to the consolidated balance sheets of Countrywide Financial Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders' equity, and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007, Annual Report on Form 10-K of Countrywide Financial Corporation. Our report on the aforementioned financial statements and schedules refers to the adoption of FASB Interpretation 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment (as amended); SFAS No. 156, Accounting for Servicing of Financial Assets, an amendment of SFAS No. 140 and SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans.

/s/ KPMG LLP

Los Angeles, California
February 28, 2008

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm